                                  SUBSIDIARIES

Listed below are the principal subsidiaries of Kaiser Aluminum & Chemical
Corporation, the jurisdiction of their incorporation or organization, and the names under which such subsidiaries do business. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                            Place of
                                                                            Incorporation
         Name                                                               or Organization
         ----                                                               ---------------
         Alpart Jamaica Inc. .............................................. Delaware
         Alumina Partners of Jamaica (partnership)......................... Delaware
         Anglesey Aluminium Limited........................................ United Kingdom
         Kaiser Alumina Australia Corporation.............................. Delaware
         Kaiser Aluminium International, Inc............................... Delaware
         Kaiser Aluminum & Chemical of Canada Limited.................. Ontario
         Kaiser Bauxite Company............................................ Nevada
         Kaiser Bellwood Corporation....................................... Delaware
         Kaiser Finance Corporation ....................................... Delaware
         Kaiser Jamaica Bauxite Company (partnership)...................... Jamaica
         Kaiser Jamaica Corporation........................................ Delaware
         Queensland Alumina Limited........................................ Queensland
         Volta Aluminium Company Limited................................... Ghana